EGAN SYSTEMS, INC.
                               1501 Lincoln Avenue
                            Holbrook, New York 11741


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1998

To the Shareholders of Egan Systems, Inc.:

     An Annual Meeting of Shareholders of Egan Systems, Inc. (the "Company") will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Raleigh, North Carolina at 10:00 a.m., on Thursday, December 17, 1998 for the following purposes:

     1. To elect three directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to ratify the appointment of Patrusky, Mintz & Semel as the independent auditors of the books and accounts of the Company for the year ending December 31, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on November 6, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                         By Order of the Board of Directors

                                         /s/ Edward J. Egan
                                         ----------------------------------
                                         Edward J. Egan
                                         President


Holbrook, New York
November 25, 1998

                               EGAN SYSTEMS, INC.
                               1501 Lincoln Avenue
                            Holbrook, New York 11741

                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1998

                                ----------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Egan Systems, Inc. (the "Company") for the use at the 1998 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Raleigh, North Carolina 27703, on Thursday, December 17, 1998 at 10:00 a.m. local time. The Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about November 25, 1998.

Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted (i) for the election to the Board of Directors of the nominees of the Board of Directors named herein and (ii) in favor of the proposal to appoint Patrusky, Mintz & Semel as the independent auditors of the books and accounts of the Company for the year ending December 31, 1998. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

     Shareholders of record at the close of business on November 6, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, no par value per share (the "Common Stock"), outstanding and entitled to vote was 18,560,473. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

Quorum and Other Matters

     The presence at the Annual Meeting, in person or by proxy, of the holders of not less than one-third of the eligible votes represented by the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgement.

     Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The appointment of the independent auditors of the Company requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any such other matter.

     Under the laws of the State of Delaware, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.


                              ELECTION OF DIRECTORS
                             (Proxy Proposal No. 1)

     Three directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. Directors shall be elected by shareholders holding a plurality of the votes represented by the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Articles of Incorporation. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

Nominees for Election

     The following table sets forth information with respect to each nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

                                                                     Served as
                                                                     Director
        Name and Age               Principal Occupation (1)      Continuously Since
------------------------------  ------------------------------  -------------------

Edward J. Egan (58). . . .      Chairman of the Board of               1987
                                Directors; President,
                                Treasurer and Chief
                                Executive Officer
Jack Laskin(71). . . . .        Director                               1987
Ralph Jordan (46). .            Director                               1988


-----------------

(1) Unless indicated otherwise in the table or in the section of this Proxy Statement captioned "Executive Officers of the Company," the individuals named in the table have held their positions for more than five years.

     Jack Laskin has been a Director of the Company since its inception in March of 1987. Prior to his retirement in 1986, Mr. Laskin was President of Diplomat Electronics Corp. from 1983 through 1986 and Vice Presidnet for Marketing at Schweber Electronics until 1983.

     Ralph Jordan became a Director of the Company when the Company acquired Envyr Corp., of which Mr. Jordan was President, in December 1987. Mr. Jordan left Data General Corp. where he had headed the Languages department, in November of 1986 to found Envyr Corp.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

     During the year ended December 31, 1997, the Board of Directors held one formal meeting.

     Directors are elected on an annual basis. The present terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected. Officers serve at the discretion of the Board of Directors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The aggregate cash compensation paid by the Company to all directors and officers as a group during 1997 was approximately $ 126,000, of which $88,000 was paid to Edward J. Egan and $38,000 was paid to Barbara Schultz..

                          BENEFICIAL OWNERSHIP OF STOCK

     The following table is furnished as of November 6, 1998, to indicate beneficial ownership of shares of the Company's Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director and nominee for director of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.


  Name and Address of Beneficial              Amount and Nature of             Title of Class          Percentage
              Owner                         Beneficial Ownership (1)
-----------------------------------       -----------------------------        ----------------      ---------------

Edward J. Egan                                               1,542,000             Common                 8.3%


Estate of
Barbara Schultz *                                              200,000             Common                 1.1%


Ralph Jordan                                                   490,000             Common                 2.6%


Jack Laskin                                                    800,000             Common                 4.3%


All executive officers and                                   3,032,000             Common                16.3%
directors as a group (4 persons)

-----------------

     Less than 1%

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

(2)  Deceased November 8, 1998

                        EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below. Information with respect to non-employee directors is set forth in the section of this Proxy Statement captioned "Election of Directors - Nominees for Election".

Name and Age                         Office
------------                        ---------
Edward J. Egan  (58)                 Chairman of the Board, President, Chief
                                     Executive Officer and
                                     Director
Barbara Jean Schwartz (47)           Secretary and Director (*)


(*)  Deceased November 8, 1998


Executive Officers

     Edward J. Egan has been Chairman of the Board, President, Treasurer and Chief Executive Officer of the Company since March 10, 1987. From 1983 through December 1986, Mr. Egan had been Executive Vice President of Diplomat Systems Corp. Prior to that, Mr. Egan had been Sales and Marketing Manager for Computer Products at Schweber Electronics Corp., Westbury, New York.

     Barbara Jean Schultz has been Corporate Secretary and a Director of the Company since March 10, 1987. Prior to then Ms. Schultz had been office and product manager for Diplomat Systems from 1983 through 1986 and a product manager and assistant product manager at Schweber Electronics.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     There are no transactions involving the Company and its officers and directors directly, other than those of employer/employee.

     All transactions between the Company, its officers, directors, principal shareholder or affiliates, whether presently existing are, or in the future will be, in the belief of management, on terms no less favorable to the Company than may be obtained from unaffiliated third parties.

     Other than the elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

                              INDEPENDENT AUDITORS
                             (Proxy Proposal No. 2)

     The shareholders will be asked to ratify the appointment of Patrusky, Mintz & Semel as independent auditors of the books and accounts of the Company for the year ending December 31, 1998. Such ratification will require the favorable vote of the holders of a majority of the shares of Capital Stock present and voting in person or by proxy, at the Annual Meeting.

     Representatives of Patrusky, Mintz & Semel will be present at the Annual Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from shareholders.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1998 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than December 10, 1998.


                            EXPENSES OF SOLICITATION

     All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgement on such matters.

     Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.



                                             By Order of the Board of Directors

                                             /s/ Edward J. Egan
                                             ----------------------------------
                                             Edward J. Egan
                                             President


Holbrook, New York
November 25, 1998